Senesco Technologies Reports First Quarter Fiscal 2013 Financial Results

BRIDGEWATER, N.J. (November 15th, 2012) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE MKT: SNT) today reported financial results for the first quarter of fiscal year 2013 which ended on September 30, 2012.

Highlights of the first quarter and recent weeks include:

•	The Company expanded its Phase 1b/2a clinical trial to include Diffuse Large B-Cell Lymphoma and Mantle Cell Lymphoma.

•	The Company dosed the first Diffuse Large B-Cell Lymphoma patient.

•	The Company began dosing patients in the second cohort at the next higher dose level in its Phase 1b/2a clinical trial for the treatment of multiple myeloma.

•	The Company completed the first cohort of patients in its Phase 1b/2a clinical trial for the treatment of multiple myeloma in which SNS01-T, the Company’s lead drug candidate, was well tolerated and met the criteria for Stable Disease in 2 of the 3 evaluable patients that comprised cohort 1.

•	The Company was informed that the U.S. Food and Drug Administration (FDA) has granted orphan-drug designation for SNS01-T for treatment of both mantle cell lymphoma and diffuse large B-cell lymphoma.
•	The Company reported that the combination of bortezomib (the active component of VELCADE® marketed by Millennium, the Takeda Oncology Company) and SNS01-T performs significantly better than either treatment alone in mouse xenograft models.
•	The Company reported that combining SNS01-T with lenalidomide (the active ingredient in REVLIMID® marketed by Celgene Corporation) inhibits tumor growth more effectively than either drug alone in mouse xenograft models.
•	The Company delivered a presentation at the 14th Annual Rodman & Renshaw Healthcare Conference.
•	A poster describing the ongoing SNS01-T study in multiple myeloma was presented at the 2012 Annual Meeting of the American Society of Clinical Oncology.
•	The Company presented at the 2012 BIO Investor Forum Conference.

“We are pleased that the SNS01-T Phase 1b/2a trial is progressing well and providing indicators of tolerability and effectiveness” said Leslie J. Browne, Ph.D., President and CEO of Senesco. “We look forward to reporting on the results of the second cohort of the trial using SNS01-T at higher dose levels early in 2013.”

First Quarter Fiscal 2013 Financial Results

There was no revenue for the three month periods ended September 30, 2012 and September 30, 2011.

Research and development expenses for the three month period ended September 30, 2012 were $513,433 compared with $634,186 for the three month period ended September 30, 2011, a decrease of 19%. The lower expenditures were primarily due to a decrease in the costs incurred in connection with the Company’s agricultural research programs, which was partially offset by an increase in costs associated with the development of SNS01-T for multiple myeloma.

General and administrative expenses for the three month period ended September 30, 2012 were $732,720, compared with $645,959 for the three month period ended September 30, 2011, an increase of 13%. The increase was primarily due to an increase in professional fees, director fees and stock-based compensation.

The loss applicable to common shares for the three month period ended September 30, 2012 was $2,709,623, or $0.03 per share, compared with a loss of $1,947,829, or $0.02 per share, for the three month period ended September 30, 2011. The increase in the loss applicable to common shares was primarily the result of a non-cash loss on extinguishment of debt.

As of September 30, 2012, Senesco had cash and cash equivalents of $1,312,056, compared to cash and cash equivalents of $2,001,325 as of June 30, 2012. The Company believes that its cash resources are sufficient to fund the current business plan through December 31, 2012. However the Company has the ability to utilize its unused line of credit and, if necessary, delay certain costs which will provide Senesco with enough cash to fund operations through March 31, 2013.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of a Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, AK, and the Mary Babb Randolf Cancer Center in Morgantown, WV. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1.

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

About Diffuse Large B-Cell Lymphoma (DLBCL)

Diffuse large B-cell lymphoma is the most common type of non-Hodgkin lymphoma (NHL) accounting for up to 30 percent of newly diagnosed cases. DLBCL is a fast-growing B-cell lymphoma that can arise in lymph nodes or outside of the lymphatic system in several organs. It can progress rapidly if untreated. The prevalence of DLBCL in the United States is approximately 137,000 patients

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is running a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T, which targets B-cell cancers by selectively inducing apoptosis by modulating eukaryotic, translation, initiation Factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Company:

Senesco Technologies, Inc.

Leslie J. Browne, Ph.D.

President & CEO

908-393-9393

info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2012	2012

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,312,056	$2,001,325
Prepaid research supplies and expenses	1,459,643	1,548,524

Total Current Assets	2,771,699	3,549,849

Equipment, furniture and fixtures, net	6,491	5,857
Intangibles, net	3,476,784	3,393,992
Deferred income tax assets, net	-	-
Security deposit	5,171	5,171

TOTAL ASSETS	$6,260,145	$6,954,869

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$932,167	$594,514
Accrued expenses	304,986	369,695
Line of credit	2,199,108	2,199,108

Total Current Liabilities	3,436,261	3,163,317

Warrant liabilities	94,739	238,796
Grant payable	99,728	99,728

TOTAL LIABILITIES	3,630,728	3,501,841

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 995 and 3,379 shares outstanding, respectively	10	34
(liquidation preference of $1,044,750 and $3,463,475
at September 30, 2012 and June 30, 2012, respectively)
Series B 1,200 shares issued and 0 and 1,200 outstanding, respectively	-	12
(liquidation preference of $0 and $1,230,000
at September 30, 2012 and June 30, 2012, respectively)
Common stock, $0.01 par value, authorized 350,000,000 shares,
issued and outstanding 116,753,185 and 94,112,483, respectively	1,167,532	941,125
Capital in excess of par	71,611,793	69,952,152
Deficit accumulated during the development stage	(70,149,918)	(67,440,295)

Total Stockholders' Equity	2,629,417	3,453,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,260,145	$6,954,869

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

			Cumulative
	Three months ended September 30,		Amounts from
	2012	2011	Inception

Revenue	$-	$-	$1,790,000

Operating expenses:
General and administrative	732,720	645,959	32,347,397
Research and development	513,433	634,186	21,749,038
Total operating expenses	1,246,153	1,280,145	54,096,435

Loss from operations	(1,246,153)	(1,280,145)	(52,306,435)

Other non-operating income (expense)

Grant income	-	-	244,479

Fair value – warrant liability	(20,148)	271,703	8,309,982

Sale of state income tax loss – net	-	-	586,442

Other noncash (expense) income, net	-	-	205,390

Loss on extinguishment of debt	(785,171)	-	(1,147,048)

Write-off of patents abandoned	-	-	(1,909,224)

Amortization of debt discount and financing costs	-	-	(11,227,870)

Interest expense – convertible notes	-	-	(2,027,930)

Interest (expense) income - net	(33,982)	(30,541)	250,006

Net loss	(2,085,454)	(1,038,983)	(59,022,208)

Preferred dividends	(624,169)	(908,846)	(11,127,710)

Loss applicable to common shares	$(2,709,623)	$(1,947,829)	$(70,149,918)

Basic and diluted net loss per common share	$(0.03)	$(0.02)

Basic and diluted weighted-average number
of common shares outstanding	107,449,311	79,289,756

See Notes to Condensed Consolidated Financial Statements